                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           March 28, 1996
                                                      -------------------------

                       Astrotech International Corporation
- -------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

                                    Delaware
- -------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

        1-10011                                          25-1570579
- ------------------------                      ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)

            960 Penn Avenue, Suite 800, Pittsburgh, PA                    15222
- -------------------------------------------------------------------------------
             (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code  (412) 391-1896
                                                    --------------

- -------------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)

The Registrant filed a Current Report on Form 8-K on April 11, 1996 relating to its acquisition of Graver Tank & Mfg. Co., Inc. ("Graver"). At the time of such filing, it was impracticable to provide certain financial statements of the business acquired and the required pro forma financial information. The Registrant hereby amends its Current Report on Form 8-K by filing the following required information on this Form 8-K/A-1.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED                                          PAGE
                                                                                        ----
        Report of Independent Accountants                                                F-2

        Consolidated Balance Sheet as of December 31, 1995                               F-3

        Consolidated Statement of Operations for the Year Ended December 31, 1995        F-4

        Consolidated Statement of Stockholders' Equity for the
         Year Ended December 31, 1995                                                    F-5

        Consolidated Statement of Cash Flows for the Year Ended December 31, 1995        F-6

        Notes to Consolidated Financial Statements                                  F-7 thru F-12

        Report of Independent Auditors                                                   F-15

        Consolidated Balance Sheets as of December 31, 1994 and 1993                F-16 and F-17

        Consolidated Statements of Operations for the Years Ended
         December 31, 1994 and 1993                                                      F-18

        Consolidated Statements of Stockholders' Equity for the
         Years Ended December 31, 1994 and 1993                                          F-19

        Consolidated Statements of Cash Flows for the Years Ended
         December 31, 1994 and 1993                                                      F-20

        Notes to Consolidated Financial Statements                                  F-21 thru F-25

(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

        Unaudited Pro Forma Condensed Consolidated Balance Sheet                    F-26 thru F-28

        Unaudited Pro Forma Condensed Consolidated Statements of Operations         F-29 thru F-32

(c)  EXHIBITS

Exhibit (10)(i) Stock Purchase Agreement dated as of March 7, 1996, by and among
     Timothy J. McDavid, Astrotech International Corporation, and Graver Holding Company and Graver Tank & Mfg. Co., Inc. (Incorporated by reference to Exhibit (10)(i) to the Company's Current Report on Form 8-K filed on
     April 11, 1996)

Exhibit (10)(ii) First Amendment to Revolving Credit and Term Loan Agreement by and between Astrotech International Corporation and Bank One, Texas, NA, dated as of March 28, 1996 (Incorporated by reference to Exhibit (10)(i) to the Company's Current Report on Form 8-K filed on April 11, 1996)

Exhibit 24(i) Consent of Coopers & Lybrand LLP Certified Public Accountants

Exhibit 24(ii) Consent of Ernst & Young LLP Certified Public Accountants

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.

                                       ASTROTECH INTERNATIONAL CORPORATION

June 7, 1996                           By: /s/ RAYMOND T. ROYKO
                                           ----------------------------
                                                 Raymond T. Royko
                                           Vice President and Secretary

                                 EXHIBIT INDEX


Exhibit (10)(i) Stock Purchase Agreement dated as of March 7, 1996, by and among
     Timothy J. McDavid, Astrotech International Corporation, and Graver Holding Company and Graver Tank & Mfg. Co., Inc. (Incorporated by reference to Exhibit (10)(i) to the Company's Current Report on Form 8-K filed on
     April 11, 1996)

Exhibit (10)(ii) First Amendment to Revolving Credit and Term Loan Agreement by and between Astrotech International Corporation and Bank One, Texas, NA, dated as of March 28, 1996 (Incorporated by reference to Exhibit (10)(i) to the Company's Current Report on Form 8-K filed on April 11, 1996)

Exhibit 24(i) Consent of Coopers & Lybrand LLP Certified Public Accountants

Exhibit 24(ii) Consent of Ernst & Young LLP Certified Public Accountants

                 GRAVER TANK & MFG. CO., INC. AND SUBSIDIARIES

              REPORT ON AUDIT OF CONSOLIDATED FINANCIAL STATEMENTS

                      for the year ended December 31, 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Graver Tank &
  Mfg. Co., Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Graver Tank & Mfg. Co., Inc. and Subsidiaries (the Company) as of December
31,1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 7 to the consolidated financial statements, on March 28, 1996, all of the issued and outstanding stock of the Company was sold to Astrotech International Corporation.

In our opinion, the 1995 consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                 /s/ COOPERS & LYBRAND, L.L.P.


Pittsburgh, Pennsylvania
February 21, 1996, except for Note 7 as
  to which the date is March 28, 1996

                 GRAVER TANK & MFG. CO., INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                            as of December 31, 1995

                                   ----------

                                     ASSETS

Current assets:
 Cash and equivalents                                                                   $ 1,351,628
 Accounts receivable, less allowance for doubtful accounts of $271,555                    2,929,669
 Retainages receivable                                                                      791,299
 Other receivables                                                                           20,726
 Costs and estimated earnings in excess of billings on uncompleted contracts (Note 2)       560,227
 Inventories                                                                                140,249
 Other current assets                                                                        36,871
                                                                                        -----------
      Total current assets                                                                5,830,669

Property and equipment:
 Land                                                                                       136,000
 Building and building improvements                                                       1,530,852
 Construction equipment and tools                                                         2,189,079
 Machinery and equipment                                                                  1,810,648
 Furniture and fixtures                                                                     355,016
                                                                                        -----------
                                                                                          6,021,595

Less accumulated depreciation                                                            (4,050,006)
                                                                                        -----------
                                                                                          1,971,589

Other non-current assets                                                                     90,858
                                                                                        -----------
       Total assets                                                                     $ 7,893,116
                                                                                        ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt (Note 4)                                                 547,162
 Trade accounts payable                                                                   1,622,210
 Billings in excess of costs and estimated earnings on uncompleted contracts (Note 2)     3,430,542
 Accrued liabilities                                                                      1,669,842
                                                                                        -----------
      Total current liabilities                                                           7,269,756

Long-term debt                                                                            1,065,820

Stockholders' equity (deficit) (Note 6):
 Common stock, $1 par value; 1,000,000 shares authorized, 454,391 shares issued and
    outstanding                                                                             454,391
 Additional paid-in capital                                                               3,069,561
 Accumulated deficit                                                                     (3,344,406)
 Treasury stock                                                                             (61,200)
 Receivable from shareholder                                                               (560,806)
                                                                                        -----------

      Total stockholders' equity (deficit)                                                 (442,460)
                                                                                        -----------
       Total liabilities and stockholders' equity (deficit)                             $ 7,893,116
                                                                                        ===========

                     The accompanying notes are an integral
                 part of the consolidated financial statements

                 GRAVER TANK & MFG. CO., INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                      for the year ended December 31, 1995

                                   ---------

Construction revenues                                                                   $30,126,484
                                                                                        -----------
Costs and expenses:
 Direct costs and expenses                                                               29,000,927
 General and administrative expenses                                                      3,600,001
 Depreciation                                                                               426,650
 Interest                                                                                   221,286
                                                                                        -----------
                                                                                         33,248,864
                                                                                        -----------
      Loss from operations                                                               (3,122,380)

Other nonoperating income                                                                   390,057
                                                                                        -----------
      Loss before income taxes                                                           (2,732,323)

Income tax expense (Note 5)                                                                 125,387
                                                                                        -----------
      Net loss                                                                          $(2,857,710)
                                                                                        ===========

                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                GRAVER TANK & MFG. CO., INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      for the year ended December 31, 1995

                                   ----------

                                                                            Additional                                     Loan
                                                               Common         Paid-in     Accumulated      Treasury         to
                                                 Total          Stock         Capital       Deficit          Stock      Shareholder
                                              -----------     ---------     ----------   -----------       --------      ---------
Balance at December 31, 1994                  $ 3,690,910     $ 901,488     $3,740,207   $  (486,696)      $(61,200)     $(402,889)

Net loss                                       (2,857,710)        --             --       (2,857,710)         --             --

Additional loans to shareholder                  (181,917)        --             --            --             --          (181,917)

Amounts received on shareholder loan               24,000         --             --            --             --            24,000

Repurchase of minority
  shareholders' stock                          (1,117,743)     (447,097)      (670,646)        --             --             --
                                              -----------     ---------     ----------   -----------       --------      ---------

Balance at December 31, 1995                  $  (442,460)    $ 454,391     $3,069,561   $(3,344,406)      $(61,200)     $(560,806)
                                              ===========     =========     ==========   ===========       ========      =========


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                  GRAVER TANK & MFG. CO., INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                       for the year ended December 31, 1995

                                     ---------

Operating activities:
 Net loss                                                                               $(2,857,710)
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                                            426,650
    Amortization of small tools                                                             164,711
    Amortization of loan fees                                                                20,012
    Deferred income tax benefit                                                             100,387
    Gain on sale of equipment                                                               (66,557)
    Changes in operating assets and liabilities:
     Decrease in accounts receivable                                                      9,066,981
     Increase in retainages receivable                                                     (154,537)
     Increase in other assets                                                               (27,304)
     Decrease in other receivables                                                          237,237
     Increase in inventory                                                                   (3,650)
     Decrease in billings in excess of costs and estimated earnings
        on uncompleted contracts                                                          1,562,585
     Decrease in costs and estimated earnings in excess
        of billings on uncompleted contracts                                                923,479
     Decrease in accounts payable                                                        (4,141,780)
     Decrease in accrued expenses                                                           (99,297)
     Decrease in other liabilities                                                         (557,055)
                                                                                        -----------
           Net cash provided by operating activities                                      4,594,152
                                                                                        -----------
Investing activities:
 Purchases of property and equipment                                                       (551,460)
 Proceeds from sale of equipment                                                             90,700
 Proceeds from sale of investments                                                           76,265
                                                                                        -----------
           Net cash used in investing activities                                           (384,495)
                                                                                        -----------
Financing activities:
 Repurchase of company stock                                                             (1,117,743)
 Additional advances to shareholder, net                                                   (157,917)
 Principal payments on revolving line of credit and long-term debt                       (2,489,456)
                                                                                        -----------
           Net cash used in financing activities                                         (3,765,116)
                                                                                        -----------
Increase in cash                                                                            444,541

Cash and cash equivalents at beginning of year                                              907,087
                                                                                        -----------
Cash and cash equivalents at end of year                                                $ 1,351,628
                                                                                        ===========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
   Interest                                                                             $   223,500
                                                                                        ===========

   Taxes                                                                                $   325,000
                                                                                        ===========


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                 GRAVER TANK & MFG. CO., INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    --------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   NATURE OF OPERATIONS:

   Graver Tank & Mfg. Co., Inc. (the Company) is engaged in the design and construction of above ground storage tanks, stacks and vessels for customers principally in the petroleum, petrochemical and utility industries. The Company is based in Houston, Texas.

   PRINCIPLES OF CONSOLIDATION:

   The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Graver Tank International, Inc., Graver Tank and Vessel, Inc., and Graver Power, Inc. All significant intercompany accounts and transactions have been eliminated from the consolidated financial statements.

   REVENUE RECOGNITION:

   Revenues from construction, with related installation services, arise from contracts and are recognized on the percentage-of-completion method. Revenues are measured by the percentage contracts are completed, generally calculated as costs incurred to date to total costs estimated to complete. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Future operating results may be affected if actual contract costs incurred differ from total contract costs currently estimated by management.

   The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized. Generally, contracts are progress billed as work progresses.

   OPERATING CYCLE:

   In accordance with industry practice, the Company classifies as current assets amounts relating to long-term construction contracts which may have terms extending beyond one year but are expected to be realized during the normal operating cycle of the Company. The liabilities in the accompanying consolidated balance sheet which have been classified as current liabilities are those expected to be satisfied by the use of assets classified as current assets.

   USE OF ESTIMATES:

   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

                                    --------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

   SOURCES OF SUPPLY

   The Company currently has agreements in place that will provide for a substantial portion of future material needs for existing contracts. However, the loss of a significant supplier could have an adverse affect on operations.

   CASH EQUIVALENTS:

   Cash equivalents consist of short-term, highly liquid investments which are readily convertible into cash. No collateral or other security is provided on cash deposits other than $100,000 of deposits insured by the Federal Deposit Insurance Corporation

   CREDIT CONCENTRATION

   The Company primarily performs construction contracts for customers in the oil/petroleum, petrochemical and utility industries. The Company evaluates the customer's financial condition before a construction bid is submitted and generally collateral is not required. Credit losses are provided for in the consolidated financial statements and consistently have been within management's expectation. As of December 31, 1995, accounts receivable from these industries were as follows:

                                        Accounts   Retainage
                                       Receivable  Receivable
                                       ----------  ----------
                   Oil/petroleum       $  468,747    $126,608
                   Petrochemical          966,791     261,129
                   Utility              1,494,131     403,562
                                       ----------    --------
                                       $2,929,669    $791,299
                                       ==========    ========

   INVENTORIES:

   Inventories, which consist of raw materials to be used on future contracts and construction supplies, are stated at the lower of cost or market, with cost determined using the first-in, first-out method.

   PROPERTY AND EQUIPMENT:

   Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Small tools are capitalized and included in construction equipment. Small tools are amortized using the straight-line method over a period of four years which approximates their average estimated useful life. Small tools amortization is included in direct costs and expenses in the consolidated statement of operations.

   Routine maintenance and repairs are charged against operations. Major renovations and repairs which extend the useful life of assets are capitalized. When depreciable assets are retired or otherwise disposed of, the cost and the related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in operations

                                    --------

   INSURANCE COSTS:

   The Company is covered by a retrospective insurance plan for property damage and property liability in all states and workers' compensation in all states, except in West Virginia and Ohio, where in the Company participates in the respective State Workers' Compensation Programs. The Company estimates an accrual for current claims outstanding and incurred but not reported claims based upon the Company's loss experience which is determined by the insurance company. The ultimate cost of claims outstanding could differ from management's current estimates.

   INCOME TAXES:

   The Company uses Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" to recognize deferred tax liabilities and assets for the "temporary differences" between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

2. COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

   The following summarizes construction contracts in progress at December 31:

      Costs incurred on uncompleted contracts                  $24,843,093
      Estimated earnings                                           357,786
                                                               -----------
                                                                25,200,879

      Less billings to date                                     28,071,194
                                                               -----------
                                                               $(2,870,315)
                                                               ===========

      This amount is included in the accompanying consolidated balance sheet under the following captions:

      Costs and estimated earnings in excess of billings on
         uncompleted contracts                                 $   560,227
      Billings in excess of costs and estimated earnings on
         uncompleted contracts                                  (3,430,542)
                                                               -----------
                                                               $(2,870,315)
                                                               ===========

                                    --------

3. EMPLOYEE BENEFIT PLANS:

   The Company has a defined contribution profit-sharing plan (401(k) plan) covering all full-time nonunion employees. Employees are permitted to make voluntary contributions up to certain limits as specified in the Plan Agreement. Matching contributions are made by the Company based on defined amounts per employee as described in the Plan Agreement. In addition, the Company may elect to make a discretionary profit-sharing contribution to the plan. For the year ended December 31, 1995, the amount of Company contributions charged against operations approximated $68,000.

   Under labor agreements with various craft unions, the Company made contributions to union pension funds of approximately $368,000 for the year ended December 31, 1995. Such contributions are based on various rates per labor hour as specified in the craft agreements. Benefits are paid to eligible employees from the union pension funds.

4. LONG-TERM DEBT:

   The Company has a term loan outstanding with a balance of $1,551,782 as of December 31, 1995. This loan bears interest at prime plus 1% and is due in monthly installments of $56,000 including interest, through May 15, 1998. The interest rate in effect at December 31, 1995 was 9.5%. The loan is collateralized by all of the Company's accounts receivable, inventory, real estate and equipment and is personally guaranteed by the Company's chief executive officer.

   The term loan agreement contains certain restricted covenants. As of December 31, 1995, the Company was not in compliance with certain financial covenants. Under terms of the debt agreement the lender had the ability to declare the Company in default of the loan agreement and declare all amounts outstanding immediately due and payable. As discussed in Note 7, on March 28, 1996 the Company was acquired by Astrotech, who immediately paid all amounts outstanding under this agreement.

   The Company also has an unsecured note payable in the amount of $61,200 as of December 31, 1995. This note bears interest at 7% and is due on March 1, 2000.

   Original maturities of long-term debt are as follows:

                         1996                  $547,162
                         1997                   602,097
                         1998                   402,523
                         1999 and thereafter     61,200

   SFAS No. 107 requires disclosure about fair value of all financial instruments. Based on interest rates currently available, management believes that the carrying amount of long-term debt is a reasonable estimation of fair value.

                                    --------

5. INCOME TAXES:

   The components of income tax expense are:

               Current:
                Federal                                          --
                State                                      $ 25,000
               Deferred                                     100,387
                                                           --------

                                                           $125,387
                                                           ========

   Deferred tax assets (liabilities) at December 31, 1995 are comprised of the following:

               Deferred tax assets:

                 Alternative minimum tax credits           $  54,000
                 Accrued insurance                           480,000
                 Supplemental retirement                      11,500
                 Bad debt allowance                           92,000
                 Vacation pay                                 66,000
                 Contract accounting                         353,000
                                                           ---------
                                                           1,056,500

               Deferred tax liabilities:
                 Property and equipment                     (192,000)
                                                           ---------

               Net deferred tax assets                       864,500
                                                           ---------

               Valuation allowance                          (864,500)
                                                           ---------
                                                                  --
                                                           =========

   The valuation allowance of $864,500 recorded in 1995 arises from net internal tax debits which are not currently expected to be utilized. The Company's alternative minimum tax credits have no expiration date.

   The recording of the valuation allowance and provisions for prior year taxes is the primary reason for the difference between the federal statutory rate and the effective tax rate.

                                    --------

6. STOCKHOLDERS' EQUITY:

   At December 31, 1995, the Company has a loan receivable of $560,806 from its majority shareholder. This loan had been scheduled to come due on December 31, 1995 but was extended through December 31, 1996. The amount has been classified as a reduction to stockholders' equity in the accompanying consolidated balance sheet.

   In 1995, the Board of Directors authorized a plan for the mandatory repurchase of certain minority shareholders' interest for $2.50 per share. A total of 447,097 shares were repurchased and immediately retired under the plan.

7. SUBSEQUENT EVENT:

   On March 28, 1996, all of the issued and outstanding stock of the Company was sold to Astrotech International Corporation (Astrotech) for a cash payment of $2,750,000 and a contingent future payment of up to $1,250,000, based on future operations of the Company. In conjunction with the acquisition, Astrotech paid all amounts outstanding under the Company's term loan agreement.

                         AUDITED CONSOLIDATED FINANCIAL
                         STATEMENTS

                         GRAVER TANK & MFG CO., INC.
                         AND SUBSIDIARIES

                         December 31, 1994




                         [LOGO]   ERNST & YOUNG LLP

                 Graver Tank & Mfg. Co., Inc. and Subsidiaries

                   Audited Consolidated Financial Statements

                               December 31, 1994

                                    CONTENTS

Report of Independent Auditors.................................. 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets .................................... 2
Consolidated Statements of Operations .......................... 4
Consolidated Statements of Stockholders' Equity ................ 5
Consolidated Statements of Cash Flows .......................... 6
Notes to Consolidated Financial Statements...................... 7

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Graver Tank & Mfg. Co., Inc.

We have audited the accompanying consolidated balance sheets of Graver Tank & Mfg. Co., Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Graver Tank & Mfg. Co., Inc. and subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                         /s/ ERNST & YOUNG LLP
Charleston, West Virginia
March 24, 1995

                  Graver Tank & Mfg. Co., Inc. and Subsidiaries

                           Consolidated Balance Sheets

                                                                        DECEMBER 31
                                                                     1994          1993
                                                                -------------------------
ASSETS
Current assets:

 Cash                                                           $   907,087   $ 1,157,475
 Short-term investment                                               76,265        75,000
 Accounts receivable, less allowance for doubtful accounts of
  $20,000 in 1994 and 1993                                       11,996,650     8,026,611
 Retainages receivable                                              636,762     2,156,595
 Note receivable from shareholder--Note 8                           402,889       280,871
 Other receivables                                                  257,963         2,241
 Costs and estimated earnings in excess of billings on
  uncompleted contracts--Note 2                                   1,483,706     2,446,865
 Inventories                                                        136,599       195,439
 Refundable federal income taxes                                         --       520,040
 Deferred tax assets--Note 7                                        100,387            --
 Other                                                               53,737        51,556
                                                                -------------------------
Total current assets                                             16,052,045    14,912,693

Property and equipment--Note 4:
 Land                                                               136,000       136,000
 Building and building improvements                               1,367,863     1,357,637
 Construction equipment                                           2,517,911     2,943,729
 Machinery and equipment                                          1,712,144     1,838,571
 Furniture and fixtures                                             409,922       372,786
                                                                -------------------------
                                                                  6,143,840     6,648,723
 Less accumulated depreciation                                    4,108,204     4,218,161
                                                                -------------------------
                                                                  2,035,636     2,430,562

Other assets                                                         66,697       288,657
                                                                -------------------------
                                                                $18,154,378   $17,631,912
                                                                =========================

                                                                        DECEMBER 31
                                                                     1994          1993
                                                               ----------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable                                         $ 5,763,990     $ 5,239,719
 Payables to affiliates                                                  --         202,391
 Billings in excess of costs and estimated earnings on
  uncompleted contracts--Note 2                                   1,867,957       1,476,127
 Accrued taxes                                                      349,302          99,219
 Accrued insurance                                                1,088,078       1,310,169
 Other liabilities                                                  752,211         889,906
 Deferred tax liabilities--Note 7                                        --         106,609
 Note payable, revolving line of credit--Note 5                   2,000,000       1,500,000
 Current maturities of long-term debt--Note 4                       489,928         552,577
                                                                ---------------------------
Total current liabilities                                        12,311,466      11,376,717

Long-term debt--Note 4                                            1,612,510       2,075,474
Deferred tax liabilities--Note 7                                    136,603         177,388

Stockholders' equity:
 Common stock, $1 par value--1,000,000 shares authorized,
  901,488 shares issued and outstanding, including shares in
  treasury of 20,400                                                901,488         901,488
 Additional paid-in capital                                       3,740,207       3,740,207
 Accumulated deficit                                               (486,696)       (578,162)
 Treasury stock                                                     (61,200)        (61,200)
                                                                ---------------------------
                                                                  4,093,799       4,002,333
                                                                ---------------------------
                                                                $18,154,378     $17,631,912
                                                                ===========================

See notes to consolidated financial statements.

                  Graver Tank & Mfg. Co., Inc. and Subsidiaries

                      Consolidated Statements of Operations

                                                                  YEAR ENDED DECEMBER 31
                                                                     1994          1993
                                                                -------------------------
 Revenues:
   Construction                                                 $35,355,604   $47,319,617
   Other                                                            933,588       735,271
                                                                -------------------------
                                                                 36,289,192    48,054,888

 Costs and expenses:
   Direct costs and expenses                                     31,968,496    44,229,117
   General and administrative expenses                            3,422,548     3,771,058
   Depreciation                                                     486,532       465,987
   Interest                                                         270,900       238,383
                                                                -------------------------
                                                                 36,148,476    48,704,545
                                                                -------------------------
Income before income taxes                                          140,716      (649,657)
Income tax expense (benefit)--Note 7                                 49,250      (158,000)
                                                                -------------------------
Net income (loss)                                               $    91,466   $  (491,657)
                                                                =========================

See notes to consolidated financial statements.

                  Graver Tank & Mfg. Co., Inc. and Subsidiaries

                 Consolidated Statements of Stockholders' Equity

                                          ADDITIONAL
                                 COMMON     PAID-IN    ACCUMULATED   TREASURY
                                  STOCK     CAPITAL      DEFICIT       STOCK        TOTAL
                                ------------------------------------------------------------
Balance at January 1, 1993      $901,488   $3,740,207   $ (86,505)   $   --       $4,555,190

Net loss for the year ended
 December 31, 1993                  --           --      (491,657)       --         (491,657)

Purchase of treasury  stock         --           --            --     (61,200)       (61,200)
                                ------------------------------------------------------------
Balance at December 31, 1993     901,488    3,740,207    (578,162)    (61,200)     4,002,333

Net income for the year ended
 December 31, 1994                  --           --        91,466        --           91,466
                                ------------------------------------------------------------
Balance at December 31, 1994    $901,488   $3,740,207   $(486,696)   $(61,200)    $4,093,799
                                ============================================================

See notes to consolidated financial statements.

                  Graver Tank & Mfg. Co., Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows

                                                                YEAR ENDED DECEMBER 31
                                                                  1994           1993
                                                              --------------------------
OPERATING ACTIVITIES
Net income (loss)                                             $    91,466    $  (491,657)
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation                                                    486,532        465,987
  Amortization of small tools                                     157,026        142,126
  Amortization of loan fees                                        20,012         20,012
  Gain on sale of equipment                                      (324,360)
  Deferred income tax (benefit) expense                          (247,781)       313,439
  Changes in operating assets and liabilities:
    Increase in accounts receivable                            (3,970,039)    (1,900,444)
    Decrease (increase) in retainages receivable                1,519,833       (307,861)
    Increase in note receivable from shareholder                 (122,018)       (97,177)
    Decrease (increase) in other receivables                      264,318       (502,229)
    Decrease in receivables from affiliates                            --        834,390
    Decrease (increase) in costs and estimated earnings in
     excess of billings on uncompleted contracts                  963,159       (136,345)
    Decrease (increase) in inventories                             58,840         (8,997)
    Decrease (increase) in other current assets                   199,767       (237,957)
    Increase in accounts payable                                  524,271      1,457,001
    Increase in billings in excess of costs and estimated
     earnings on uncompleted contracts                            391,830        300,297
    Decrease in payables to affiliates                           (202,391)      (658,518)
    Increase (decrease) in accrued taxes                          250,083       (118,835)
    (Decrease) increase in accrued insurance                     (222,091)       530,372
    (Decrease) increase in other liabilities                     (137,695)       178,701
                                                              --------------------------
Net cash used in operating activities                            (299,238)      (217,695)

INVESTING ACTIVITIES
Purchases of equipment                                           (560,572)      (932,509)
Proceeds from sale of equipment                                   636,300        355,000
Purchases of short-term investments                                (1,265)       (25,000)
                                                              --------------------------
Net cash provided by (used in) investing activities                74,463       (602,509)

FINANCING ACTIVITIES
Proceeds from revolving line of credit and long-term debt       4,800,000      4,150,000
Principal payments on revolving line of credit and long-term
 debt                                                          (4,825,613)    (3,732,889)
                                                              --------------------------
Net cash (used in) provided by financing activities               (25,613)       417,111
                                                              --------------------------
Decrease in cash                                                 (250,388)      (403,093)
Cash and cash equivalents at beginning of year                  1,157,475      1,560,568
                                                              --------------------------
Cash and cash equivalents at end of year                      $   907,087    $ 1,157,475
                                                              ==========================

See notes to consolidated statements.

                  Graver Tank & Mfg. Co., Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Graver Tank & Mfg. Co., Inc. (the Company) and its wholly-owned subsidiaries, Graver Tank International, Inc., Graver Tank and Vessel, Inc., and Graver Power, Inc. All significant intercompany accounts and transactions have been eliminated from the consolidated financial statements.

ACCOUNTING FOR CONTRACTS

Construction contracts undertaken by the Company may be generally classified as either cost-plus contracts or fixed-price contracts. Revenues from cost-plus contracts are included in income as costs relating to the contracts are incurred. The Company accounts for its fixed-price contracts on the percentage-of-completion method. Under the percentage-of-completion method, the portion of the contract price related to the contract costs incurred to date as a percentage of the total estimated contract costs is accrued as income. At the time a loss on a contract becomes apparent, the entire amount of the estimated loss is recognized in current operations. Revisions in costs and earnings or loss estimates are reflected in the accounting period in which the facts causing the revisions become known.

Costs and estimated earnings in excess of billings on uncompleted contracts are classified as current assets, and billings in excess of costs and estimated earnings on uncompleted contracts are classified as current liabilities since these amounts will generally mature within one year. Included in costs and estimated earnings in excess of billings on uncompleted contracts at December 31, 1994, are costs of approximately $400,000 which will be reimbursed by an insurance company. Subsequent to year end, the Company has received reimbursement for a majority of these costs and has negotiated a settlement for full reimbursement.

Construction claims (amounts due from customers in excess of contract terms) are included in revenues when realization is probable and can be reliably estimated. Claims receivable are included in accounts receivable and/or in costs and estimated earnings in excess of billings on the consolidated balance sheet. Total claims receivable approximated $1,220,000 at December 31, 1993. These claims were collected in 1994.

CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers investments with a maturity of less than three months from the date of purchase as cash equivalents.

CREDIT CONCENTRATION

The Company primarily performs construction contracts for customers in the oil/petroleum, petrochemical and utility industries. The Company evaluates the customer's financial condition before a construction bid is submitted and generally collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's

                  Graver Tank & Mfg. Co., Inc. and Subsidiaries expectation. As of December 31, 1994, accounts receivable and retainages receivable from these industries were as follows:

                                ACCOUNTS    RETAINAGES
                                RECEIVABLE  RECEIVABLE
                               -----------------------
            Oil/petroleum      $ 1,269,018    $175,921
            Petrochemical        3,558,219     174,937
            Utility              7,169,413     285,904
                               -----------------------
                               $11,996,650    $636,762
                               =======================

At December 31, 1994 and 1993, accounts receivable included $1,161,497 and $188,720, respectively, related to balances billed but not yet paid by customers under retainage provisions.

The Company has subsequently collected approximately 75% of the accounts receivable outstanding at December 31, 1994.

INVENTORIES

Inventories, which consist of raw materials to be used on future contracts and construction supplies, are valued at the lower of cost or market (first-in, first-out method).

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Small tools are capitalized and included in construction equipment net of amortization. Small tools are amortized using the straight-line method over a period of four years which approximates their average estimated useful life. Small tools amortization is included in direct costs and expenses in the statements of operations.

INSURANCE COSTS

The Company is covered by a retrospective insurance plan for property damage and property liability in all states and workers' compensation in all states except West Virginia and Ohio, wherein the Company participates in the respective State Workers' Compensation Programs. Annual insurance costs are initially based on the Company's loss experience which is actuarially determined by the insurance company. At the end of each plan year, the insurance company compares incurred loss experience to the original estimated loss experience and any difference, subject to minimum and maximum limitations, is recorded in the year of determination.

INCOME TAXES

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                  Graver Tank & Mfg. Co., Inc. and Subsidiaries

RECLASSIFICATIONS

Certain amounts in the 1993 financial statements have been reclassified to conform to their 1994 presentation. Such reclassifications had no impact on the results of operations or stockholders' equity.

2. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

The following summarizes construction contracts in progress at December 31:


                                                                     1994          1993
                                                                  --------------------------
Costs incurred on uncompleted contracts                           $57,946,506    $74,844,284
Estimated (losses) earnings                                        (1,378,535)     1,796,551
                                                                  --------------------------
                                                                   56,567,971     76,640,835
Less billings to date                                              56,952,222     75,670,097
                                                                  --------------------------
                                                                  $  (384,251)   $   970,738
                                                                  ==========================


This amount is included in the accompanying
 balance sheet under the following captions:
  Costs and estimated earnings in excess of
   billings on uncompleted contracts                              $ 1,483,706    $ 2,446,865
  Billings in excess of costs and estimated
   earnings on uncompleted contracts                                1,867,957      1,476,127
                                                                  --------------------------
                                                                  $  (384,251)   $   970,738
                                                                  ==========================

3. EMPLOYEE BENEFIT PLANS

The Company has a defined contribution profit-sharing plan (401(k) plan) covering all full-time nonunion employees. Employees are permitted to make voluntary contributions up to certain limits as specified in the Plan Agreement. Matching contributions are made by the Company based on predefined amounts per employee as described in the Plan Agreement. In addition, the Company may elect to make a discretionary profit-sharing contribution to the Plan. For the years ended December 31, 1994 and 1993, the amount of Company contributions charged against operations approximated $62,000 and $63,000.

Under labor agreements with various craft unions, the Company made contributions to union pension funds of approximately $436,000 and $562,000 for the years ended December 31, 1994 and 1993. Such contributions are based on various rates per labor hour as specified in the craft agreements. Benefits are paid to eligible employees from the union pension funds.

4. LONG-TERM DEBT

The Company has a term loan outstanding with a balance of $2,041,237 and $2,566,851 as of December 31, 1994 and 1993. This loan bears interest at prime plus 1%, which was 10% at December 31, 1994, and is due in monthly installments of $56,000 including interest, through

                  Graver Tank & Mfg. Co., Inc. and Subsidiaries

May 15, 1998. The loan is collateralized by all of the Company's accounts receivable, inventory, real estate, and equipment and is personally guaranteed by the Company's chief executive officer.

The Company also has an unsecured notes payable in the amount of $61,200 as of December 31, 1994 and 1993. This note bears interest at 7% and is due on March 1, 2000.

The term loan agreement contains certain restrictive covenants. As of December 31, 1994, certain noncompliances with these covenants existed and have been waived by the lender through December 31, 1995.

        Maturities of long-term debt are as follows:

                1995                                   $489,928
                1996                                    541,229
                1997                                    597,903
                1998                                    412,177

Interest paid during the years ended December 31, 1994 and 1993, approximated $240,000 and $223,000.

5. NOTE PAYABLE

The Company has available approximately $1,000,000 on a $3,000,000 revolving line of credit which bears interest at prime plus 1%, which was 10% at December 31, 1994. The line of credit is secured by the Company's accounts receivable, inventory, real estate, and equipment and is personally guaranteed by the Company's chief executive officer and is payable on demand.

6. LEASE COMMITMENTS

The Company rents various types of equipment as needed on construction projects under short-term rental agreements. Equipment rentals for the years ended December 31, 1994 and 1993, approximated $658,000 and $796,000 and are primarily included in direct costs and expenses in the statements of operations.

7. INCOME TAXES

The components of the income tax benefit are:

                                     1994           1993
                                  ------------------------
             Federal:
              Current             $ 297,031      $(471,439)
              Deferred             (247,781)       313,439
                                  ------------------------
                                  $  49,250      $(158,000)
                                  ========================

Tax-exempt interest, travel and entertainment expenses not deductible for tax purposes, and graduated tax rates are the primary reasons for the difference between the federal statutory and effective tax rates.

                 Graver Tank & Mfg. Co., Inc. and Subsidiaries

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax liabilities and assets as of December 31, 1994 and 1993, are as follows:


                                                           1994         1993
                                                         ---------------------
      Deferred tax assets:
        Accrued fringe benefits                          $ 67,302    $  68,209
        Accrued losses on contracts                        17,811      104,628
        Allowance for doubtful accounts                     6,774        6,774
        Accrued medical expenses                            8,500       20,482
        Tax credit carryforwards                               --      107,970
                                                         ---------------------
      Total deferred tax assets                           100,387      308,063

      Deferred tax liabilities:
        Claims receivable                                      --      414,672
        Tax over book depreciation                         40,787       66,352
        Tax over book amortization of small tools          95,816      111,036
                                                         ---------------------
      Total deferred tax liabilities                      136,603      592,060
                                                         ---------------------
      Net deferred tax liabilities                       $(36,216)   $(283,997)
                                                         =====================

8. RELATED PARTY TRANSACTIONS

The Company has notes receivable from a shareholder which bear interest at prime plus 1% and are payable on demand.

               UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 28, 1996, Astrotech International Corporation ("Astrotech") acquired all of the outstanding common stock of Graver Tank & Mfg. Co., Inc. ("Graver") pursuant to the Stock Purchase Agreement dated as of March 7, 1996 by and among Timothy J. McDavid (the "Seller), Astrotech and Graver Holding Company (the parent company of Graver). The acquisition is being accounted for using the purchase method of accounting. The results of operations for the periods since the date of acquisition are included in Astrotech's historical consolidated financial statements. The purchase accounting adjustments presented in the following pro forma financial statements are estimates based on conditions existing at the assumed dates of acquisition. The following pro forma financial statements should be read in conjunction with the historical financial statements of Graver in this Form 8-K/A-1 and the historical financial statements and other financial information of Astrotech appearing in its 1995 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of Astrotech at December 31, 1995 has been adjusted to give effect to the purchase of Graver as though such purchase had occurred on December 31, 1995.

              ASTROTECH INTERNATIONAL CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995
                   (Dollars in Thousands, Except Share Data)

                                                                        Astrotech         Graver
                                                                       December 31,    December 31,     Pro Forma      Pro Forma
                                                                           1995            1995        Adjustments    Consolidated
                                                                       ------------    ------------    -----------    ------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                             $     --        $ 1,352         $   561 c      $  1,352
                                                                                                          (2,900)a
                                                                                                          (1,552)e
                                                                                                           3,891 e
   Trade accounts receivable                                               18,950          3,721                          22,671
   Inventories                                                              4,299            140                           4,439
   Costs and estimated earnings in excess
    of billings on uncompleted contracts                                    4,589            560                           5,149
   Deferred income taxes                                                    1,687             --           1,057 b         2,744
   Prepaid expenses and other current assets                                  824             58                             882
                                                                         --------        -------         -------        --------
     TOTAL CURRENT ASSETS                                                  30,349          5,831           1,057          37,237

PROPERTY, PLANT, AND EQUIPMENT, NET                                        18,543          1,972           2,222 b        22,737

OTHER ASSETS

   Costs in excess of net assets acquired, net of accumulated
    amortization of $3,884                                                 15,508             --             574 b        16,082
   Other assets                                                             1,345             90                           1,435
                                                                         --------        -------         -------        --------
   TOTAL ASSETS                                                            65,745          7,893           3,853          77,491
                                                                         ========        =======         =======        ========


   Checks not yet presented for payment, net                                1,132             --                           1,132
   Accounts payable                                                         3,628          1,622                           5,250
   Accrued compensation and benefits                                        2,338             --                           2,338
   Accrued expenses and other current liabilities                           5,707          1,670             125 b         7,502
   Billings in excess of costs and estimated
    earnings on uncompleted contracts                                       1,874          3,430                           5,304
   Current portion of long-term debt to related parties                       160             --                             160
   Current portion of long-term debt                                        2,358            547            (547)e         2,858
                                                                                                             500 e
                                                                         --------        -------         -------        --------
   TOTAL CURRENT LIABILITIES                                               17,197          7,269              78          24,544

LONG-TERM DEBT TO RELATED PARTIES                                             265             --                             265
LONG-TERM DEBT                                                             12,451          1,066          (1,005)e        15,903
                                                                                                           2,500 e
                                                                                                             891 e
DEFERRED INCOME TAXES                                                       1,941             --             947 b         2,888
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Common Stock, $.01 par value, authorized 20,000,000
    shares; issued and outstanding 9,839,206 shares                            98            454            (454)d            98
   Additional capital                                                      59,717          3,070          (3,070)d        59,717
   Retained earnings (deficit)                                            (25,924)        (3,344)          3,344 d       (25,924)
   Treasury stock                                                              --            (61)             61 d            --
   Receivable from shareholder                                                 --           (561)            561 c            --
                                                                         --------        -------         -------        --------
                                                                           33,891           (442)            442          33,891
                                                                         --------        -------         -------        --------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 65,745        $ 7,893         $ 3,853        $ 77,491
                                                                         ========        =======         =======        ========

        The accompanying notes are an integral part of these statements

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                    (Dollars in Thousands, Except Share Data)

   a. The purchase price of Graver consists of the following:

      Cash                                                                $2,750
      Direct expenses of the purchase                                        150
                                                                          ------
                                                                          $2,900
                                                                          ======

      The direct expenses of the purchase consist primarily of legal and accounting fees.

      The seller is entitled to receive additional contingent cash proceeds of up to $1,250,000 pursuant to the terms of an earn-out arrangement based on future profits (as defined) of Graver during each of the three fiscal years ending September 30, 1998. Contingent purchase consideration accrued or paid increases costs in excess of net assets acquired and is amortized over the remaining life of the intangible asset.

   b. For purposes of determining the pro forma effect of the acquisition on Astrotech's consolidated balance sheet, the fair value of Graver's net assets has been estimated in accordance with Accounting Principles Board Opinion No. 16:

      Net equity (deficit) of Graver at December 31, 1995                $ (442)
      Purchase accounting adjustments:
        Adjustments of fixed assets to estimated fair value               2,222
        Adjustments of current and deferred income taxes, net               110
        Accrual of acquisition-related liabilities                         (125)
      Repayment of affiliate receivable described in (c) below              561
      Costs in excess of fair value of net assets acquired                  574
                                                                         ------
          Astrotech's investment in Graver                               $2,900
                                                                         ======

   c. The Seller eliminated an affiliate receivable, by cash payment, at the time of the acquisition in accordance with the Agreement. This transaction is reflected on a pro forma basis.

   d. Graver's stockholders' equity, exclusive of the affiliate receivable, as of December 31, 1995 is eliminated.

   e. Proceeds of a Loan Agreement with a bank and cash on hand at Graver were used to finance the purchase price and repay existing bank obligations of $1,552 (current portion, $547). Components of the loan on a pro forma basis are as follows:

      Revolving note payable                                              $  891
      Long-term debt  (current portion, $500)                              3,000
                                                                          ------
                                                                          $3,891
                                                                          ======

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Astrotech for the year ended September 30, 1995 and for the three months ended December 31, 1995 present the separate historical results of Astrotech and Graver and consolidated pro forma results as though such purchase had occurred on October 1, 1994. The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not purport to be indicative of the results which actually would have occurred if the acquisition had been consummated on October 1, 1994 or which may occur in the future.

              ASTROTECH INTERNATIONAL CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      THREE MONTHS ENDED DECEMBER 31, 1995
                   (Dollars in Thousands, Except Share Data)

                                                    Astrotech       Graver
                                                   Three Months   Three Months
                                                      Ended          Ended
                                                     December       December     Pro Forma      Pro Forma
                                                     31, 1995       31, 1995    Adjustments    Consolidated
                                                   ------------   ------------  -----------    ------------
  Net sales and revenues                             $25,910         $4,863                      $30,773

  Cost of services and products sold                  19,095          4,777                       23,872
  Depreciation and amortization                          872            107        (39)a             940
  Selling, general and administrative expenses         4,269            924                        5,193
                                                     -------         ------        ---           -------

      OPERATING PROFIT (LOSS)                          1,674           (945)        39               768

  Interest and other income                               35            257                          292
  Interest expense                                      (275)           (41)       (31)b            (347)
                                                     -------         ------        ---           -------

       INCOME (LOSS) BEFORE INCOME TAXES               1,434           (729)         8               713

  Income tax (expense) benefit, net                     (568)           (33)       319 c            (282)
                                                     -------         ------        ---           -------

NET INCOME (LOSS)                                        866           (762)       327               431
                                                     =======         ======        ===           =======

  Net income per common share                          $0.09                                       $0.04
  Weighted average shares outstanding              9,990,383                                   9,990,383

    The accompanying notes are an integral part of these statements.

              ASTROTECH INTERNATIONAL CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1995
                   (Dollars in Thousands, Except Share Data)

                                                   Astrotech       Graver
                                                      Year          Year
                                                     Ended          Ended
                                                   September       December     Pro Forma     Pro Forma
                                                    30, 1995       31, 1995    Adjustments   Consolidated
                                                   ---------       --------    -----------   ------------
  Net sales and revenues                            $100,203        $30,126                    $130,329

  Cost of services and products sold                  73,651         29,001                     102,652
  Depreciation and amortization                        3,204            427         (156)a        3,475
  Selling, general and administrative expenses        17,995          3,600                      21,595
                                                    --------        -------        ------      --------

      OPERATING PROFIT (LOSS)                          5,353         (2,902)         156          2,607

  Interest and other income                              481            390                         871
  Interest expense                                    (1,333)          (221)        (122)b       (1,676)
                                                     --------        -------        ------     --------

       INCOME (LOSS) BEFORE INCOME TAXES               4,501         (2,733)          34          1,802

  Income tax (expense) benefit, net                   (1,770)          (125)       1,052 c         (843)
                                                    --------        -------        ------      --------

NET INCOME (LOSS)                                      2,731         (2,858)       1,086            959
                                                    ========        =======        =====       ========

  Net income per common share                          $0.28                                      $0.10
  Weighted average shares outstanding              9,886,296                                  9,886,296

    The accompanying notes are an integral part of these statements.

              NOTES TO PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)

Adjustments to the Pro Forma Condensed Statement of Operations for the twelve months ended September 30, 1995 and the three-month period ended December 31, 1995 in connection with the acquisition of Graver are presented below:

                                                                                       Increase (decrease) income
                                                                                          09/30/95       12/31/95
                                                                                          --------       --------
a.   As a result of the effect of recording the fixed assets at fair market value and depreciating them on a straight line basis over their useful lives, depreciation
     expense is decreased on a pro forma basis                                               156            39

b.   Interest expense on $1,440 of incremental debt incurred to fund the purchase price
     bearing a 8.5% interest rate                                                           (122)          (31)

c.   Represents the pro forma income tax effect of consolidating the companies             1,052           319